Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2017 Financial Results

Company Reports First $100 million Quarter

Contact:

Deborah Stapleton

650.815.1239

deb@stapleton.com

Dec. 1, 2016 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD and Ultra HD video compression and image processing semiconductors, today announced financial results for its third quarter of fiscal year 2017 ended October 31, 2016.

-	Revenue for the third quarter of fiscal 2017 was $100.5 million, up 7.8% from $93.2 million in the same period in fiscal 2016. For the nine months ended October 31, 2016, revenue was $222.8 million, down 10.3% from $248.4 million for the nine months ended October 31, 2015.

-	Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2017 was 66.0%, compared with 65.7% for the same period in fiscal 2016. For the nine months ended October 31, 2016, GAAP gross margin was 65.8%, compared with 65.2% for the nine months ended October 31, 2015.

-	GAAP net income for the third quarter of fiscal 2017 was $29.0 million, or $0.84 per diluted ordinary share, compared with GAAP net income of $29.5 million, or $0.87 per diluted ordinary share, for the same period in fiscal 2016. GAAP net income for the nine months ended October 31, 2016 was $39.5 million, or $1.15 per diluted ordinary share. This compares with GAAP net income of $71.4 million, or $2.12 per diluted ordinary share, for the nine months ended October 31, 2015.

Financial results on a non-GAAP basis for the third quarter of fiscal 2017 are as follows:

-	Gross margin on a non-GAAP basis for the third quarter of fiscal 2017 was 66.3%, compared with 65.9% for the same period in fiscal 2016. For the nine months ended October 31, 2016, non-GAAP gross margin was 66.1%, compared with 65.4% for the nine months ended October 31, 2015.

-	Non-GAAP net income for the third quarter of fiscal 2017 was $38.4 million, or $1.11 per diluted ordinary share. This compares with non-GAAP net income of $36.6 million, or $1.08 per diluted ordinary share, for the same period in fiscal 2016. Non-GAAP net income for the nine months ended October 31, 2016 was $68.4 million, or $2.00 per diluted ordinary share. This compares with non-GAAP net income of $90.0 million, or $2.67 per diluted ordinary share, for the nine months ended October 31, 2015.

Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2017, ending January 31, 2017:

-	Revenue is expected to be between $84.0 million and $87.0 million

-	Gross margin on a non-GAAP basis is expected to be between 64.0% and 65.5%

-	Operating expenses on a non-GAAP basis are expected to be between $25.5 million and $27.0 million

-	Effective tax rate on a non-GAAP basis is expected to be between 11% and 12%

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information for the third fiscal quarter excludes the impact of stock-based compensation adjusted for the associated tax impact which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total of cash, cash equivalents and marketable securities on hand at the end of the third fiscal quarter of 2017 was $372.1 million, compared with $276.7 million at the end of the same quarter a year ago.

Stock Repurchase

Ambarella’s Board of Directors has authorized an extension of the duration of the current share repurchase plan initially authorized in June 2016, to allow the repurchase of up to an aggregate of $75 million of the company’s ordinary shares through June 30, 2017. As of December 1, 2016, Ambarella has repurchased a total of 405,089 shares for total cash consideration of $20.2 million. No repurchases were made under the program in the third fiscal quarter ended October 31, 2016. Repurchases under the program may be made from time-to-time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion. The repurchase program will be funded using Ambarella’s working capital.

“We are very proud to have achieved more than $100 million in revenue in the quarter, a new milestone,” said Fermi Wang, CEO of Ambarella. “We saw continued revenue growth in IP security, home monitoring and the automotive camera markets, as well as a ramp in revenue from action sports cameras for the holiday season. We were also pleased to enable the introduction of a new generation of products, offering 4Kp60 video performance for the first time,” he said.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, chief executive officer, and George Laplante, chief financial officer, to discuss the third quarter fiscal year 2017 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video camera recorders. Ambarella compression chips are also used in broadcasting TV programs worldwide. Ambarella is the recipient of the Global Semiconductor Alliance 2015 awards for “Most Respected Public Semiconductor Company” and “Best Financially Managed Semiconductor Company,” with annual sales of between $100M and $500M.

For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2017, ending January 31, 2017, and the comments of our CEO relating to growth of the company’s markets, product ramps for the holiday season, and the ability of the company’s new products to generate design wins and revenue. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2016 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our quarterly report on Form 10-Q for the third quarter of fiscal year 2017 ended October 31, 2016 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2017, the company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2017, a reconciliation of non-GAAP gross margin, non-GAAP operating expenses and non-GAAP effective tax rate guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Revenue	$100,490	$93,200	$222,789	$248,406
Cost of revenue	34,167	31,938	76,289	86,378

Gross profit	66,323	61,262	146,500	162,028

Operating expenses:
Research and development	25,967	22,062	74,076	59,485
Selling, general and administrative	10,686	8,873	32,144	26,970

Total operating expenses	36,653	30,935	106,220	86,455
Income from operations	29,670	30,327	40,280	75,573
Other income	132	169	330	323

Income before income taxes	29,802	30,496	40,610	75,896
Provision for income taxes	757	1,035	1,150	4,484

Net income	$29,045	$29,461	$39,460	$71,412

Net income per share attributable to ordinary shareholders:
Basic	$0.89	$0.93	$1.21	$2.27

Diluted	$0.84	$0.87	$1.15	$2.12

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	32,670,784	31,815,588	32,552,077	31,476,668

Diluted	34,599,992	33,899,202	34,242,065	33,758,541

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$282	$157	$773	$408
Research and development	7,804	5,201	21,396	11,966
Selling, general and administrative	4,621	2,587	13,305	7,174

Total stock-based compensation	$12,707	$7,945	$35,474	$19,548

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
	(unaudited)
GAAP net income	$29,045	$29,461	$39,460	$71,412

Non-GAAP adjustments:
Stock-based compensation expense	12,707	7,945	35,474	19,548
Acquisition cost	—	—	—	1,229
Income tax effect	(3,312)	(771)	(6,550)	(2,197)

Non-GAAP net income	$38,440	$36,635	$68,384	$89,992

GAAP - diluted weighted average shares	34,599,992	33,899,202	34,242,065	33,758,541
Non-GAAP - diluted weighted average shares	34,599,992	33,899,202	34,242,065	33,758,541

GAAP - diluted net income per share	$0.84	$0.87	$1.15	$2.12
Non-GAAP adjustments:
Stock-based compensation expense	0.37	0.23	1.04	0.58
Acquisition cost	—	—	—	0.04
Income tax effect	(0.10)	(0.02)	(0.19)	(0.07)
Non-GAAP - diluted net income per share	$1.11	$1.08	$2.00	$2.67

The difference between GAAP and non-GAAP gross margin was 0.3% and 0.2%, or $282,000 and $157,000 for the three months ended October 31, 2016 and 2015, respectively. The difference between GAAP and non-GAAP gross margin was 0.3% and 0.2%, or $773,000 and $408,000 for the nine months ended October 31, 2016 and 2015, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	October 31, 2016	January 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$313,455	$268,056
Marketable securities	58,645	39,837
Accounts receivable, net	41,394	39,408
Inventories	23,340	18,167
Restricted cash	8	7
Prepaid expenses and other current assets	4,762	4,170

Total current assets	441,604	369,645
Property and equipment, net	4,291	3,448
Deferred tax assets, non-current	6,024	4,626
Intangible assets, net	4,162	4,178
Goodwill	26,601	26,601
Other non-current assets	2,162	2,117

Total assets	$484,844	$410,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	28,364	14,175
Accrued liabilities	23,332	23,778
Income taxes payable	1,359	787
Deferred revenue	6,885	10,077

Total current liabilities	59,940	48,817
Other long-term liabilities	2,291	12,342

Total liabilities	62,231	61,159

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	198,554	176,306
Accumulated other comprehensive loss	(18)	(7)
Retained earnings	224,062	173,142

Total shareholders’ equity	422,613	349,456

Total liabilities and shareholders’ equity	$484,844	$410,615